Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

KOPPERS HOLDINGS INC.

(Exact name of obligor as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Koppers Inc.	Pennsylvania	25-1588399
Koppers Asia LLC	Delaware
Koppers World-Wide Ventures Corporation	Delaware	51-0340346
Koppers Concrete Products, Inc.	Delaware	25-1655686
Concrete Partners, Inc.	Delaware	25-1669803
Koppers Delaware, Inc.	Delaware	51-0370974
Koppers Ventures LLC	Delaware
Koppers Australia Holding Company Pty Ltd	Australia	98-0403540
Koppers Australia Pty Ltd	Australia	98-0188088
Koppers Carbon Materials & Chemicals Pty Ltd	Australia	98-0188396
Koppers Wood Products Pty Ltd	Australia	98-0188395
Continental Carbon Australia Pty Ltd	Australia	98-0188394
Koppers Denmark ApS	Denmark	98-1057861
Koppers Europe ApS	Denmark	98-0226335
Koppers European Holdings ApS	Denmark	98-1057489
Koppers Tar Tech International ApS	Denmark	98-1057259
Koppers Luxembourg S.a.r.l.	Grand Duchy of Luxembourg	98-0453872
Koppers Poland Sp. z o.o.	Poland
Koppers Lambson Limited	United Kingdom	98-0660336
Koppers UK Holding Limited	United Kingdom	98-0660334
Koppers UK Limited	United Kingdom	98-0660332
Koppers UK Transport Limited	United Kingdom	98-0660337
Koppers International B.V.	The Netherlands	98-0659822
Koppers Netherlands B.V.	The Netherlands
Koppers World-Wide Holdings C.V.	The Netherlands	98-0659823
Tankrederij J.A. van Seumeren B.V.	The Netherlands

*	The address and telephone number of the principal executive offices of Koppers Inc., Koppers Asia LLC, Koppers Concrete Products, Inc., Concrete Partners, Inc. and Koppers Ventures LLC is 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001, and the agent for service is Mr. Steven R. Lacy, Esq. at the same address.

The address and telephone number of the principal executive offices of Koppers World-Wide Ventures Corporation and Koppers Delaware, Inc. is 501 Silverside Road, Suite 67, Wilmington, Delaware 19809, (302) 798-0294, and the agent for service is Mr. Steven R. Lacy at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Australia Holding Company Pty Ltd, Koppers Australia Pty Ltd, Koppers Carbon Materials & Chemicals Pty Ltd, Koppers Wood Products Pty Ltd and Continental Carbon Australia Pty Ltd is Level 5, 53 Walker Street, North Sydney, New South Wales, Australia 2059 and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Denmark ApS, Koppers Europe ApS, Koppers European Holdings ApS, Koppers Tar Tech International ApS and Koppers Poland Sp. z o.o. is Avernakke, 5800 Nyborg, Denmark, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Luxembourg S.a.r.l. is 46A, Avenue J.F. Kennedy, L-1855, Luxembourg, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Lambson Limited, Koppers UK Holding Limited, Koppers UK Limited and Koppers UK Transport Limited is Normanby Gateway, Lysaghts Way, Scunthorpe, North Lincolnshire DN15 9YG, England, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers International B.V., Koppers Netherlands B.V., Koppers World-Wide Holdings C.V. and Tankrederij J.A. van Seumeren B.V. is Molenlaan 30, 1422 ZA Uithoorn, The Netherlands, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12th day of June, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 6

June 12, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,216
Interest-bearing balances		49,902
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,705
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		834
Securities purchased under agreements to resell		24,346
Loans and lease financing receivables:
Loans and leases held for sale		28,995
Loans and leases, net of unearned income	710,355
LESS: Allowance for loan and lease losses	15,934
Loans and leases, net of unearned income and allowance		694,421
Trading Assets		50,280
Premises and fixed assets (including capitalized leases)		7,788
Other real estate owned		4,449
Investments in unconsolidated subsidiaries and associated companies		579
Direct and indirect investments in real estate ventures		106
Intangible assets
Goodwill		21,276
Other intangible assets		23,076
Other assets		53,844

Total assets		$1,181,817

LIABILITIES
Deposits:
In domestic offices		$852,986
Noninterest-bearing	223,944
Interest-bearing	629,042
In foreign offices, Edge and Agreement subsidiaries, and IBFs		66,906
Noninterest-bearing	2,118
Interest-bearing	64,788
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,453
Securities sold under agreements to repurchase		11,665

Dollar Amounts
In Millions
Trading liabilities	20,434
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	38,145
Subordinated notes and debentures	18,384
Other liabilities	37,006

Total liabilities	$1,055,979
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,458
Retained earnings	19,264
Accumulated other comprehensive income	5,478
Other equity capital components	0

Total bank equity capital	124,719
Noncontrolling (minority) interests in consolidated subsidiaries	1,119

Total equity capital	125,838

Total liabilities, and equity capital	$1,181,817

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                         Directors

Avid Modjtabai

Michael Loughlin